EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY


                     NAME                                    STATE OF
                     ----                                  ORGANIZATION
                                                           ------------
        Garden Ridge Management, Inc.                        Delaware
        Garden Ridge Investment, Inc.                        Delaware
        Garden Ridge Finance
        Corporation                                          Delaware
        Garden Ridge, L.P.                                   Delaware